Exhibit 5.1

[Letterhead]

2 June 2016

Matter No.: 821986

Doc Ref: 102195572v1

(852) 2842 9511/2842 9554

Richard.Hall@conyersdill.com

Rowan.Wu@conyersdill.com

Sky Solar Holdings, Ltd.

Room 635, 6/F, 100 QRC Queen’s Road, Central,

Hong Kong Special Administrative Region

People’s Republic of China

852 3960 6548

Dear Sirs,

Sky Solar Holdings, Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 2 June 2016 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) ordinary shares, par value US$0.0001 each (“Ordinary Shares”), (ii) preferred shares (“Preferred Shares” and, together with Ordinary Shares, “Equity Securities”, which term includes any ordinary shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other Securities (as defined below)), (iii) debt securities of the Company (the “Debt Securities”), and (iv) warrants (“Warrants”) of the Company to purchase the Equity Securities or Debt Securities.  The Equity Securities, the Debt Securities and the Warrants are hereinafter referred to collectively as the “Securities”.

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.  We have also reviewed (1) the amended and restated memorandum and articles of association (“Memorandum and Articles of Association”) of the Company, (2) a copy of the resolutions of the directors of the Company passed on 2 June 2016 (the “Resolutions”), (3) a copy of a certificate of good standing dated 30 May 2016 (the “Certificate Date”) issued by the Registry of Companies in and for the Cayman Islands in respect of the Company, (4) the results of our searches against the Company at the Companies Registry and Grand Court in the Cayman Islands conducted on 30 May 2016, and (5) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken; (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention; (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us; (d) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been, and will not be, rescinded or amended; (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (f) that the Memorandum and Articles of Association will not be amended in any manner that would affect the opinions expressed herein; (g) that there is no provision of the law of any jurisdiction, other than Cayman Islands, which would have any implication in relation to the opinions expressed herein;(h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Securities; (i) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants), the issuance and sale thereof by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the Memorandum and Articles of Association nor any applicable law, regulation, order or decree in the Cayman Islands, (j) that no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Security; (k) none of the Security have been offered or issued to residents of the Cayman Islands; (l) that all necessary corporate action will be taken to authorise and approve any issuance of Securities (including, if Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (m) that the applicable purchase, underwriting,  similar agreement and any other agreement or other document relating to any Security to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law; (n) that the issuance and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (o) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Securities, and the due execution and delivery thereof by each party thereto; and (q) the Company is and after the allotment (where applicable) and issuance of any Security able to pay its liabilities as they fall due.

The obligations of the Company in connection with any offer, issuance and sale of any Security and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a Cayman Islands court, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; (e) may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction.  Notwithstanding any contractual submission to the jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the relevant document if there are other proceedings in respect of such document simultaneously underway against the Company in another jurisdiction.  Under Cayman Islands law, a person who is not one of the parties to an agreement is, in general, unable to enforce it. The parties to an agreement can grant the right to enforce the agreement to a person who is not one of the parties to the agreement by expressly providing for same pursuant to the Contracts (Rights of Third Parties) Law.

“Non-assessability” is not a legal concept under Cayman Islands law, but when we describe the Ordinary Shares and/or Preferred Shares as being “non-assessable” we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Ordinary Shares and/or Preferred Shares (but only with respect to such member), that no further sums are payable with respect to the issue of such shares and no member shall be bound by an alteration in the Memorandum and Articles of Association after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Ordinary Shares and/or Preferred Shares or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Cayman Islands.  This opinion is to be governed by and construed in accordance with the laws of Cayman Islands and is limited to and is given on the basis of the current law and practice in Cayman Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issuance of the Securities by the Company as described in the Registration Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.                                      Based on the Certificate of Good Standing, the Company is duly incorporated and existing under the laws of the Cayman Islands and in good standing as at the Certificate Date.  Pursuant to the Companies Law (the “Law”), a company is deemed to be in good standing if all fees and penalties under the Law have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Law.

2.                                      Upon the due issuance of the Ordinary Shares and/or Preferred Shares and payment of the consideration therefor, such Ordinary Shares and/or Preferred Shares will be validly issued, fully paid and non-assessable.

3.                                      Upon the due issuance, execution and delivery of the Warrants; and/or (b) the Debt Securities of any series by the Company and payment of the consideration therefor, such Warrants and/or Debt Securities will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman